                                                                                     Exhibit 99

FARMER MAC NEWS

FOR IMMEDIATE RELEASE                                                                                                                                                        CONTACT
August 9, 2007                                                                                                                                                         Mary Waters
                                                                                    202-872-7700

Farmer Mac Reports Second Quarter Results

Washington, D.C. — The Federal Agricultural Mortgage Corporation (Farmer Mac, NYSE: AGM and AGM.A) today announced that it achieved strong new business volume in the quarter ending June 30, 2007, bringing its outstanding program volume as of  that date to a record $8.4 billion.  Farmer Mac noted that its guarantee portfolio, consisting of guarantees, loans and commitments, is performing well, with delinquencies at historic lows in terms of both dollars and percentages.

Farmer Mac’s U.S. GAAP net income available to common stockholders for second quarter 2007 was $18.4 million or $1.74 per diluted share, compared to $13.4 million or $1.18 per diluted share for second quarter 2006.  For the six months ended June 30, 2007, net income available to common stockholders was $22.3 million or $2.10 per diluted share, compared to $28.5 million or $2.50 per diluted share for the six months ended June 30, 2006.

Farmer Mac’s core earnings were $5.5 million or $0.53 per diluted share for second quarter 2007, compared to $6.3 million or $0.56 per diluted share for second quarter 2006.  For the six months ended June 30, 2007, core earnings were $11.7 million or $1.10 per diluted share, compared to $12.5 million or $1.10 per diluted share for the six months ended June 30, 2006.  A table setting forth a more detailed analysis of core earnings for the referenced periods appears below.

Farmer Mac President and Chief Executive Officer Henry D. Edelman observed, “We are pleased with the growth in Farmer Mac’s guarantee portfolio to a record $8.4 billion and confident of the high credit quality of the assets in that portfolio.  The growth of the portfolio, and our confidence in its performance, derive from the success of business strategies we implemented in the fall of 2005 that emphasize large program transactions with high asset quality, providing greater protection for Farmer Mac against adverse credit performance with commensurately lower compensation for its assumption of credit risk and administrative costs.  Farmer Mac’s revenues increased as a result of these strategies, with guarantee and commitment fees – a primary source of income – growing to $12.2 million for the six months ended June 30, 2007, compared to $10.3 million for the same period in 2006.”

Looking at the trends in Farmer Mac’s financial results in second quarter 2007, particularly the components of core earnings, growth in guarantee and commitment fees was achieved while non-interest expenses remained relatively flat.  Farmer Mac’s guarantee and commitment fees and non-interest expense were major drivers of core earnings in second quarter 2007, and are expected to continue as such.  In contrast, Farmer Mac’s core earnings in second quarter 2006 benefited from items that are not predictable sources of ongoing revenue, specifically representation and warranty claims income; gains on the sale of REO; and significant recoveries from the allowance for losses.

Going forward, two recent governmental actions may affect Farmer Mac.  On the legislative side, the House of Representatives on July 27, 2007 passed its version of a 2007 Farm Bill (H.R. 2419) that would expand Farmer Mac’s charter to authorize it to purchase and guarantee securities backed by rural utilities (electric and telephone) loans made by cooperative lenders, particularly the National Rural Utilities Cooperative Finance Corporation and institutions of the Farm Credit System.  At this time, no assurance can be given that this legislation will be enacted into law nor, if enacted, that it will result in substantial additional business for Farmer Mac.  On the regulatory side, the Board of Farmer Mac’s federal regulator, the Farm Credit Administration (FCA), today adopted proposed amendments to the risk-based capital regulation applicable to Farmer Mac that will be published in the Federal Register for public comment.  Farmer Mac has not seen the proposed regulation.  Based upon preliminary information from FCA, Farmer Mac understands that, if the proposed regulation had been in effect as a final rule on March 31, 2007, Farmer Mac’s regulatory capital requirement as of that date would have been somewhat greater than the regulatory capital requirement under the existing rule, but less than the statutory minimum capital requirement.  Farmer Mac is required to comply with the higher of the statutory minimum and risk-based capital requirements.

Non-GAAP Performance Measures

Farmer Mac reports its financial results in accordance with GAAP.  In addition to GAAP measures, Farmer Mac presents “core earnings,” a non-GAAP performance measure.  Core earnings are net income available to common stockholders, less the after-tax effects of unrealized gains and losses on financial derivatives resulting from the application of Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities.  The GAAP measure most comparable to core earnings is net income available to common stockholders.  Unlike core earnings, however, GAAP net interest income and net income are affected by unrealized gains or losses in the value of financial derivatives used to hedge Farmer Mac’s interest rate risks, notwithstanding that those hedges were economically effective.  Farmer Mac uses core earnings to develop financial plans and to measure corporate economic performance because, in management’s view, core earnings more accurately represent Farmer Mac’s economic performance, transaction economics and business trends.  Investors and the investment analyst community have previously relied upon similar measures to evaluate Farmer Mac’s historical and future performance.  Farmer Mac’s disclosure of this non-GAAP measure is not intended to replace GAAP information but, rather, to supplement it.

    The Corporation’s reconciliation of GAAP net income available to common stockholders to core earnings is presented in the following table.

Reconciliation of GAAP Net Income Available to Common Stockholders to Core Earnings

	Three Months Ended				Six Months Ended
	June 30, 2007		June 30, 2006		June 30, 2007		June 30, 2006
(in thousands, except per share amounts)
		Per		Per		Per		Per
		Diluted		Diluted		Diluted		Diluted
		Share		Share		Share		Share

GAAP net income available
to common stockholders	$ 18,369	$ 1.74	$ 13,377	$ 1.18	$ 22,291	$ 2.10	$ 28,469	$ 2.50

Less the effects of SFAS 133:
Unrealized gains/(losses)
on financial derivatives and
trading assets, net of tax	11,959	1.13	6,400	0.56	9,310	0.88	14,573	1.28

Net effects of settlements on
agency forward contracts,
net of tax	889	0.08	648	0.06	1,234	0.12	1,397	0.12

Core earnings	$ 5,521	$ 0.53	$ 6,329	$ 0.56	$ 11,747	$ 1.10	$ 12,499	$ 1.10

More complete information on Farmer Mac’s performance for the quarter ended June 30, 2007 is set forth in the Form 10-Q filed with the SEC today by Farmer Mac.

Forward-Looking Statements

In addition to historical information, this release includes forward-looking statements that reflect management’s current expectations for Farmer Mac’s future financial results, business prospects and business developments.  Management’s expectations for Farmer Mac’s future necessarily involve a number of assumptions and estimates and the evaluation of risks and uncertainties.  Various factors or events could cause Farmer Mac’s actual results to differ materially from the expectations as expressed or implied by the forward-looking statements, including uncertainties regarding:  (1) increases in general and administrative expenses attributable to growth of the business and regulatory environment, including the hiring of additional personnel with expertise in key functional areas; (2) the general rate of growth in agricultural mortgage indebtedness; (3) the rate and direction of development of the secondary market for agricultural mortgage loans, particularly lender interest in the Farmer Mac secondary market and Farmer Mac credit products; (4) borrower preferences for fixed-rate agricultural mortgage indebtedness; (5) legislative or regulatory developments that could affect Farmer Mac; (6) the willingness of investors to invest in Farmer Mac Guaranteed Securities; and (7) possible reaction in the financial markets to events involving government-sponsored enterprises other than Farmer Mac.  Other risk factors are discussed in Farmer Mac’s Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the Securities and Exchange Commission (SEC) on March 16, 2007 and in Farmer Mac’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, as filed with the SEC today.  The forward-looking statements contained in this release represent management’s expectations as of the date of this release.  Farmer Mac undertakes no obligation to release publicly the results of revisions to any forward looking statements included in this release to reflect any future events or circumstances, except as otherwise mandated by the SEC.

Farmer Mac is a stockholder-owned instrumentality of the United States chartered by Congress to establish a secondary market for agricultural real estate and rural housing mortgage loans and to facilitate capital market funding for USDA-guaranteed farm program and rural development loans.  Farmer Mac’s Class C non-voting and Class A voting common stocks are listed on the New York Stock Exchange under the symbols AGM and AGM.A, respectively.  Additional information about Farmer Mac (as well as the Annual Report on Form 10-K and Quarterly Report on Form 10-Q referenced above) is available on Farmer Mac’s website at www.farmermac.com.  The conference call to discuss Farmer Mac’s second quarter 2007 earnings and the Corporation’s Form 10-Q for second quarter 2007 will be webcast on Farmer Mac’s website beginning at 11:00 a.m. eastern time, Friday, August 10, 2007, and an audio recording of that call will be available for two weeks on Farmer Mac’s website after the call is concluded.

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